                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                                   MARITRANS
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

[graphic]



Two Harbour Place
302 Knights Run Avenue
Suite 1200
Tampa, FL 33602
813-209-0600

March 28, 2002

Dear Fellow Maritrans Stockholder:

   You are cordially invited to attend the Annual Meeting of Stockholders of Maritrans Inc. (the "Company"), which will be held on Tuesday, May 14, 2002, at 10:30 a.m., local time, at the Wyndham Harbour Island Hotel, 725 S. Harbour Island Boulevard, Tampa, FL 33602.

   We plan to review the business and finances of the Company as well as answer stockholder questions. The only business matter to be considered and voted upon at the meeting will be the election of two directors to serve for three-year terms as more specifically discussed in the attached Proxy Statement. Also, attached you will find the Notice of the Annual Meeting and your Proxy Form.

   It is important that your shares be represented at the meeting, and we hope you will be able to attend the meeting in person. Whether or not you plan to attend the meeting, please be sure to complete and sign the enclosed Proxy Form and return it to us in the envelope provided as soon as possible so that your shares may be voted in accordance with your instructions. Your prompt response will save the Company the cost of further solicitation of unreturned proxies.

   We look forward to seeing you in person on May 14, 2002.

Sincerely,


/s/ Stephen A. Van Dyck
-------------------------
Stephen A. Van Dyck
Chairman of the Board

                                 MARITRANS INC.
                               Two Harbour Place
                             302 Knights Run Avenue
                                   Suite 1200
                                Tampa, FL 33602

                              --------------------

                         NOTICE OF 2002 ANNUAL MEETING
                                OF STOCKHOLDERS

                            To Be Held May 14, 2002

                              --------------------

   The Annual Meeting of Stockholders (the "Meeting") of Maritrans Inc., a Delaware corporation (the "Company"), will be held at the Wyndham Harbour Island Hotel, 725 S. Harbour Island Boulevard, Tampa, FL 33602 on Tuesday, May 14, 2002, at 10:30 a.m. local time, for the purpose of considering and voting upon the following matters:

      1. The election of two directors to serve for a three (3) year term; and

      2. The transaction of such other business as may properly come before the Meeting and any adjournments or postponements thereof.

   The close of business on March 28, 2002, has been fixed as the date of record for determining stockholders of the Company entitled to receive notice of and to vote at the Meeting and any adjournments or postponements thereof.

   Your attention is invited to the accompanying Proxy Statement, which forms a part of this Notice. Your vote is important. Stockholders are respectfully requested by the Board of Directors to complete and sign the accompanying
Proxy Form and return it to the Company in the enclosed, postage-paid envelope, whether or not you plan to attend the meeting. If you attend the Meeting, you may revoke your proxy, if you wish, and vote in person.

                                By Order of the Board of Directors


                                Janice M. Van Dyck
                                Secretary

Tampa, Florida
March 28, 2002

                                 MARITRANS INC.
                               Two Harbour Place
                             302 Knights Run Avenue
                                   Suite 1200
                                Tampa, FL 33602

                              --------------------

                         NOTICE OF 2002 ANNUAL MEETING
                                OF STOCKHOLDERS

                            To Be Held May 14, 2002
                              --------------------

                                PROXY STATEMENT

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Maritrans Inc. (the "Company") for use at the 2002 Annual Meeting (the "Meeting") to be held on Tuesday, May 14, 2002, at 10:30 a.m., local time at the Wyndham Harbour Island Hotel, 725 S. Harbour Island Boulevard, Tampa, FL 33602. Each proxy that is properly executed and returned in time for use at the Meeting will be voted at the Meeting and any adjournments or postponements thereof in accordance with the choices specified. Each proxy may be revoked by the person giving the same at any time before its exercise by notice in writing received by the Secretary.

   The cost of solicitation of proxies will be borne by the Company. Solicitation will be made by mail. Additional solicitation may be made by means of follow-up letter, telephone or fax by officers and employees of the Company, who will not be specially compensated for such services. Proxy forms and materials also will be distributed to beneficial owners through brokers, custodians, nominees and similar parties, and the Company intends to reimburse such parties, upon request, for reasonable expenses incurred by them in connection with such distribution.

   The Proxy Statement and the enclosed Proxy Form are first being mailed to stockholders on or about April 1, 2002. The address of the principal executive offices of the Company is: Maritrans Inc., Two Harbour Place, 302 Knights Run Avenue, Suite 1200, Tampa, FL 33602.

   The Company's annual report to stockholders for the year ended December 31, 2001, including audited financial statements, is being mailed to stockholders with this Proxy Statement, but does not constitute a part of this Proxy Statement.

                    MATTERS TO BE ACTED UPON AT THE MEETING

   As indicated in the Notice of Meeting, at the Meeting two directors will be elected to serve for a three-year term. The other three members of the Board, who are not standing for election at the meeting because their terms have not expired, will continue to serve on the Board.

                             VOTING AT THE MEETING

   Holders of the shares of the Company's common stock, $.01 par value ("Common Stock"), of record at the close of business on March 28, 2002, are entitled to vote at the Meeting. As of that date, 8,223,933 shares of the Common Stock were outstanding. Each stockholder entitled to vote shall have the right to one vote for each share outstanding in such stockholder's name. The presence in person or by proxy of the holders of record of a majority of the shares entitled to vote at the Meeting shall constitute a quorum.

   The Company presently has no other class of stock outstanding and entitled to be voted at the Meeting. The holders of a majority of the shares entitled to vote, present in person or represented by proxy, constitute a quorum. A plurality of votes cast at the Meeting is required for the election of each director. The affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote is required to take action with respect to any other matter as may be properly brought before the meeting, unless a different vote is required by law, the Company's Restated Certificate of Incorporation or the Company's By-Laws.

   With regard to the election of the directors, votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect.

   Brokers that are member firms of the New York Stock Exchange and who hold shares in street name for customers have the authority to vote those shares with respect to the election of the directors if they have not received instructions from a beneficial owner. A failure by brokers to vote shares will have no effect in the outcome of the election of a director, because a director is to be elected by a plurality of the votes cast.

   Shares cannot be voted at the Meeting unless the holder of record is present in person or represented by proxy. The enclosed Proxy Form is a means by which a stockholder may authorize the voting of his or her shares at the Meeting.
The shares of Common Stock represented by each properly executed Proxy Form will be voted at the Meeting in accordance with each stockholder's directions. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed Proxy Form; if no choice has been specified, the shares will be voted as recommended by the Board. If any other matters are properly presented to the Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

   Execution of the accompanying Proxy Form will not affect a stockholder's right to revoke it by giving written notice of revocation to the Secretary of the Company before the proxy is voted, by voting in person at the Meeting, or by executing a later-dated proxy that is received by the Company before the Meeting.

   Your proxy vote is important to the Company. Accordingly, you are asked to complete, sign and return the accompanying Proxy Form, whether or not you plan to attend the Meeting, by Tuesday, May 7, 2002. If you plan to attend the Meeting to vote in person and your shares are registered with the Company's transfer agent (American Stock Transfer & Trust Company) in the name of a broker, bank or other custodian, nominee or fiduciary, you must secure a proxy from such person assigning you the right to vote your shares.

                             ELECTION OF DIRECTORS

   The Company's Restated Certificate of Incorporation provides that the Board of Directors of the Company is classified into three classes of directors having staggered terms of office.

   The Board currently is comprised of five directors serving staggered terms of office. The term of two current directors, Dr. Craig E. Dorman and Mr. Brent A. Stienecker, will expire at the 2002 Annual Meeting. The Board has nominated Dr. Craig E. Dorman and Mr. Brent A. Stienecker for election as directors of the Company for a term of office, which would expire in 2005. The remaining three directors will continue to serve in accordance with their prior election.

   Unless instructed otherwise, the persons named in the enclosed proxy, or their substitutes, will vote signed and returned proxies FOR the nominees. The nominees have agreed to serve if elected. The directors are to be elected by a plurality of the votes cast at the Meeting.

   If for any reason not presently known, a nominee is not available for election, another person may be nominated by the Board and voted for in the discretion of the persons named in the enclosed proxy. Vacancies on the Board occurring after the election will be filled by Board appointment to serve as provided by the Company's By-Laws.

   The Board of Directors recommends a vote FOR each nominee.

Requirements for Advance Notification of Nominees

   Section 4.13(b) of the Company's By-Laws provides that any stockholder entitled to vote for the election of a director at a meeting may nominate a director for election if written notice of the stockholder's intent to make such a nomination is received by the Secretary of the Company not less than 14 days nor more than 50 days prior to any meeting of the stockholders called for the election of directors, with certain exceptions. This notice must contain or be accompanied by the following information:

     (a)  the name of the stockholder who intends to make the nomination;

     (b) a representation that the stockholder is a holder of record of the Company's voting stock and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

     (c) such information regarding each nominee that would be required in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission if proxies had been solicited with respect to the nominee by the management or Board of Directors of the Company;

     (d) a description of all arrangements or understandings among the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; and

     (e)  the consent of each nominee to serve as a director of the Company.

   Pursuant to the above requirements, the Secretary of the Company must receive appropriate notices in respect of nominations for directors no later than April 30, 2002.

            INFORMATION REGARDING NOMINEES FOR ELECTION AS DIRECTORS
                       AND REGARDING CONTINUING DIRECTORS

   The information provided herein as to personal background has been provided by each director and nominee as of March 1, 2002.

Nominees for Election at the 2002 Annual Meeting for Terms Expiring in 2005

Dr. Craig E. Dorman ............................   Dr. Dorman is Vice President (Research) at the University of Alaska, Statewide
                                                   System. From 1996 thru early 2002, Dr. Dorman was on an Intergovernmental
                                                   Personnel Act (IPA) assignment to the Office of Naval Research (ONR) from
                                                   Pennsylvania State University, where he was a Senior Scientist at the Applied
                                                   Research Lab. In 1994 through mid-1995, he served as Deputy Director Defense
                                                   Research and Engineering for Laboratory Management, U.S. Department of Defense,
                                                   on an IPA assignment from Woods Hole Oceanographic Institute (WHOI). He was
                                                   Director and Chief Executive Officer of WHOI from 1989 through 1993. From 1962 to 1989, Dr. Dorman was an officer in the U.S. Navy, most recently Rear Admiral and Program Director for Anti- Submarine Warfare. He is a member of the
                                                   Company's Audit, Compensation and Nominating Committees of the Board of
                                                   Directors. Dr. Dorman is 61 and has served on the Board of Directors since
                                                   1991.

Mr. Brent A. Stienecker ........................   Mr. Stienecker retired as President of Crowley Marine Services, a tug and barge and specialized contract services subsidiary of Crowley Maritime Corporation on
                                                   December 31, 1998. He served as President of Crowley Marine Services from 1992 through 1998. Mr. Stienecker was employed by Crowley Maritime Corporation in various capacities since 1975. He is a member of the Company's Audit (Chairman)
                                                   and Compensation Committees of the Board of Directors. Mr. Stienecker is 63 and
                                                   has served on the Board of Directors since 1999.

Directors Continuing in Office with Terms Expiring in 2003

Stephen A. Van Dyck ............................   Mr. Van Dyck has been Chairman of the Board and Chief Executive Officer of the
                                                   Company and its predecessor since April 1987. For the previous year, he was a
                                                   Senior Vice President -- Oil Services, of Sonat Inc. and Chairman of the Boards
                                                   of the Sonat Marine Group, another predecessor, and Sonat Offshore Drilling
                                                   Inc. For more than five years prior to April 1986, Mr. Van Dyck was the
                                                   President and a director of the Sonat Marine Group and Vice President of Sonat
                                                   Inc. Mr. Van Dyck is a member of the Board of Directors of Amerigas Propane,
                                                   Inc. Mr. Van Dyck is also the Chairman of the Board and a director of the West of England Ship Owners Mutual Insurance Association (Luxembourg), a mutual insurance association. He is a member of the Company's Nominating Committee of the Board of Directors. See "Compensation of Directors and Executive Officers
                                                   -- Employment Agreements." Mr. Van Dyck is 58 and has served on the Board of
                                                   Directors since 1986.

Dr. Robert E. Boni .............................   Dr. Boni retired as Chairman of Armco Inc., a steel, oil field equipment and insurance corporation on November 30, 1990. Dr. Boni became Chief Executive
                                                   Officer of Armco Inc. in 1985 and Chairman in 1986. He served as Non-Executive
                                                   Chairman of the Board of and consultant for Alexander & Alexander Services
                                                   Inc., an insurance services company, during 1994 and as a consultant for that company during January 1995. Since 1997, he has served as Non-Executive
                                                   Chairman of the Board of Chitogenics, Inc., a biomaterials and research and development company. He has been a partner at Lane McVicker, a property and casualty insurance company, since 1999. Dr. Boni is also currently a member of the Board of Directors of Controlling Technologies International, Inc., a
                                                   metals technology company. He is a member of the Company's Audit and
                                                   Compensation (Chairman) Committees of the Board of Directors. In February 1999,
                                                   Dr. Boni was named Lead Director. Dr. Boni is 74 and has served on the Board of
                                                   Directors since 1990.

Director Continuing in Office with Term Expiring in 2004

Robert J. Lichtenstein .........................   Mr. Lichtenstein has been a partner in the law firm of Morgan, Lewis & Bockius
                                                   LLP since 1988. He is a member of the Company's Nominating (Chairman) Committee of the Board of Directors. See "Certain Transactions -- Other". Mr.
                                                   Lichtenstein is 54 and has served on the Board of Directors since 1995.

         Security Ownership of Certain Beneficial Owners and Management

   The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 1, 2002:


                                                                   Shares
                                                                Beneficially    Percent       Voting Power       Investment Power
Name and Address of Beneficial Owner                                Owned       Of Class     Sole     Shared     Sole       Shared
------------------------------------                                -----       --------     ----     ------     ----       ------
Ingalls & Snyder LLC ........................................     1,401,993      17.05%     24,950       0       24,950   1,377,043
 61 Broadway
 New York, NY 10006

Dimensional Fund Advisors Inc. (1) ..........................       819,200       9.96%    819,200       0      819,200           0
 1299 Ocean Avenue
 11th Floor
 Santa Monica, CA 90401

Stephen A. Van Dyck (2) .....................................       653,317       7.73%    653,317       0      653,317           0
  Maritrans Inc.
 Two Harbour Place
 302 Knights Run Avenue
 Suite 1200
 Tampa, FL 33602

Kahn Brothers & Co., Inc. ...................................       650,270       7.91%          0       0            0     650,270
 555 Madison Avenue
 22nd Floor
 New York, NY 10022

----------------
(1) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Advisors Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds". In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the securities of Maritrans Inc. described in this schedule that are owned by the Funds. All securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of all such shares.

(2) Mr. Van Dyck disclaims beneficial ownership of an aggregate 171,482 shares. See "Share Ownership of Management and the Board of Directors".

   All the information in the table is presented in reliance on information disclosed by the named individuals and groups in Schedule 13D or 13Gs, filed with the Securities and Exchange Commission.

   The following table sets forth certain information regarding the beneficial ownership of Common Stock by each director of Maritrans Inc., by each executive officer named in the Summary Compensation Table under "Compensation of Directors and Executive Officers -- Executive Compensation," and by all directors and executive officers of Maritrans Inc. and its subsidiaries, as a group, as of March 1, 2002.

Share Ownership of Management and the Board of Directors


                                                             Shares Beneficially
                                                                  Owned (1)
                                                             -------------------
Name                                                          Number     Percent
----                                                          ------     -------
Stephen A. Van Dyck (2) .................................      653,317     7.73%
Dr. Robert E. Boni (3) ..................................       29,643         *
Dr. Craig E. Dorman (4) .................................       19,920         *
Robert J. Lichtenstein (5) ..............................       28,037         *
Brent A. Stienecker .....................................        8,286         *
Janice M. Van Dyck (6) ..................................      171,482     2.07%
John J. Burns ...........................................       62,565         *
Stephen M. Hackett ......................................       74,399         *
Walter T. Bromfield (7) .................................       64,970         *
All directors and executive officers as a group
 (11 persons) ...........................................    1,174,340    13.66%

----------------
* less than one percent

(1) Unless otherwise indicated, each person has sole voting and investment power with respect to all Common Stock owned by such person.

(2) Mr. Van Dyck's shares do not include the 171,482 shares beneficially owned by his wife, Janice M. Van Dyck, to which Mr. Van Dyck disclaims beneficial ownership.

(3) Dr. Boni has shared investment power with his wife.

(4) Dr. Dorman has shared investment power for a portion of the shares with his wife.

(5) Mr. Lichtenstein has shared investment power with his wife.

(6) Ms. Van Dyck's shares do not include the 653,317 shares beneficially owned by her husband, Stephen A. Van Dyck, to which Ms. Van Dyck disclaims beneficial ownership.

(7) Mr. Bromfield has shared investment power for a portion of the shares with his wife.

   Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options exercisable within 60 days of March 1, 2002, are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity. Shares that carry restrictions as to vesting and shares subject to options currently exercisable within 60 days of March 1, 2002, are considered beneficially owned with respect to this table.

                      COMMITTEES OF THE BOARD OF DIRECTORS

   There were seven Board of Directors meetings and thirteen Board of Directors Committee meetings during 2001. Each director attended more than 75% of the combined number of meetings of the Board of Directors and Committees thereof on which he served.

   The Board of Directors has established standing Audit, Compensation, Finance and Nominating Committees. The principal responsibilities of the Committees are described below. The members of each Committee are identified in the director biographies set forth under "Information Regarding Nominees for Election as Directors and Regarding Continuing Directors."

   The Audit Committee, presently consisting of three non-employee directors, met five times in 2001, and is required to meet four times annually. The members are appointed annually by the Company's Board of Directors and are independent as defined by Section 303.01 B(2)(a) and (3) of the New York Stock Exchange listing standards. The Committee has responsibility for overseeing the Company's financial reporting process on behalf of the Board of Directors; reviewing the independence of the Company's independent auditors; recommending to the Board of Directors the independent auditors to be retained by the Company; reviewing the audited financial results for the Company; reviewing with the Company's independent auditors the scope and results of their quarterly reviews and annual audits; reviewing with the independent auditors and with Company management the Company's accounting and reporting principles, practices and policies and the adequacy of the Company's accounting, operating and financial methods and controls. The Audit Committee has considered the compatibility of nonaudit services with the auditor's independence. The Board of Director's has adopted a written charter for the Audit Committee.

   The Compensation Committee, presently consisting of three non-employee directors, met five times in 2001. The Compensation Committee is required to meet twice annually. The Company's Board of Directors appoints members annually. The primary duties of the Compensation Committee are annually reviewing and recommending to the Board of Directors, for final approval, the total compensation package for all executive management employees of the Company (executive management employees are defined as the CEO, CFO, Business Leaders and others designated as "Executives" under the Company's incentive compensation plans); annually reviewing and approving the general compensation policy and practice for all other employees of the Company and its subsidiaries; determining the compensation paid to the Board of Directors; administering the Equity Compensation Plan and the 1999 Directors and Key Employees Equity Compensation Plan; reviewing and monitoring the Company's investment policy and practices with respect to the assets of the Retirement Plan and the Profit Sharing and Savings Plan; determining the contribution to the profit sharing portion of the Profit Sharing and Savings Plan; considering and recommending to the Board of Directors, when appropriate, amendments or modifications to existing compensation and employee benefit programs and the adoption of new plans; evaluating the performance of the Company's Chief Executive Officer against pre-established criteria; reviewing with the Company's Chief Executive Officer the performance of the senior officers who report to him and in conjunction with the Chief Executive Officer, establishing and monitoring the succession plan for executive management.

   The Finance Committee did not meet in 2001. At its last meeting in 1999, the Finance Committee recommended and the Board subsequently adopted a redistribution of the Finance Committee's responsibilities and the suspension of the Committee to avoid redundancies and to streamline the Board processes. The Board implemented the recommendations and now, as a full Board, periodically reviews investment policies and practices and the amounts and nature of financings available to the Company and subsidiaries; monitors the status of existing financings; and considers and implements the dividend policy of the Company. The Board assigned the responsibility of reviewing and monitoring the Company's investment policy and practices with respect to the assets of the Retirement Plan and the Profit Sharing and Savings Plan to the Compensation Committee of the Board.

   The Nominating Committee, presently consisting of two non-employee directors and the Company's Chairman, met three times in 2001. The chair of the Committee must be a non-employee director, as must be a majority of its members. The members are appointed annually by the Company's Board of Directors. The primary duties and responsibilities of the Nominating Committee include annually determining and recommending to the Board the slate of nominees to be members of the Board that will be submitted to, and voted upon by, the stockholders; determining and recommending to the Board any individual who is to be elected by the Board as a member to fill a vacancy; annually determining and recommending to the Board those directors who are to serve as members of the various Committees of the Board and recommending chairs of each of the Committees; periodically considering the size of the Board and, when appropriate, recommending changes to the Board; periodically evaluating the standing Committees of the Board; and leading the Board self evaluation process and, when appropriate, recommending deletion or creation of additional Committees.

                         EXECUTIVE OFFICERS OF THE COMPANY

   See "Information Regarding Nominees For Election As Directors And Regarding Continuing Directors" for information concerning Mr. Van Dyck, Chairman of the Board and Chief Executive Officer, an employee-director of the Company.

   Mr. Bromfield is Vice President and Chief Financial Officer of the Company. Previously, Mr. Bromfield served as Treasurer and Controller of the Company and has been continuously employed in various capacities by Maritrans or its predecessors since 1981.

   Mr. Burns is President, Operations Division of Maritrans General Partner Inc., a wholly owned subsidiary of the Company, and has been continuously employed by the Company or its predecessors in various capacities since 1975.

   Mr. Doherty is President of Maritrans General Partner Inc., a wholly owned subsidiary of the Company, and has been employed by the Company since 1997. Previously, Mr. Doherty was Director of Business Development for Computer Command and Control Company where he had been employed since April 1995.

   Mr. Hackett is President, Chartering Division of Maritrans General Partner Inc., a wholly owned subsidiary of the Company, and has been continuously employed by the Company or its predecessors in various capacities since 1980.

   Ms. Van Dyck is Secretary of the Company. Previously, Ms. Van Dyck served as Senior Vice President and has been continuously employed by the Company or its predecessors in various capacities since 1982.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Directors' Compensation

   During 2001, pursuant to its compensation policy for outside directors, the Company paid outside directors $1,000 for each Board of Directors meeting attended and $500 for each Board of Directors Committee meeting attended, plus expenses. In addition, each outside director was paid Board of Directors annual retainer fees at the annual rate of $18,000, of which one-half was paid in Common Stock, resulting in the issuance of 1,016 shares to each outside director. Each outside director also received a retainer of $1,000 for each Board of Directors Committee on which he served. Aggregate directors fees paid in 2001 for retainer fees, Board of Directors meetings and Board of Directors Committee meetings amounted to $122,005.

Executive Compensation

   The following Summary Compensation Table sets forth the cash compensation and certain other components of the compensation received by the Chief Executive Officer and the other four most highly compensated executive officers of Maritrans Inc. or its subsidiaries during the three years ended December 31, 2001, 2000 and 1999.

                           SUMMARY COMPENSATION TABLE


                                                        Annual
                                                     Compensation            Long-Term Compensation
                                                    ---------------    ----------------------------------
                                                                               Awards             Payouts
                                                                      Restricted    Securities
                                                                         Stock      Underlying     LTIP       All Other
                                                    Salary    Bonus     Awards        Options     Payouts   Compensation
Name and Principal Position                 Year     ($)       ($)      ($)(1)          (#)         ($)        ($)(2)
---------------------------                 ----   -------    -----   ----------    ----------    -------   ------------
Stephen A. Van Dyck                         2001   446,225     --       281,943        32,642       --          73,942
Chairman of the Board                       2000   464,900     --       387,156        19,274       --         207,301
and Chief Executive Officer                 1999   444,154     --       381,240       217,959       --          21,683

Janice M. Van Dyck (A)                      2001   245,000     --       113,404        13,130       --          14,406
Secretary                                   2000   260,000     --       157,080         7,820       --          28,365
Former Senior Vice President                1999   240,385     --       155,370        88,824       --           1,981

John J. Burns                               2001   225,000     --        65,640         7,599       --          22,189
President, Operations Division of           2000   240,000     --       142,578         7,098       --          93,892
Maritrans General Partner Inc.              1999   223,385     --       138,240        79,134       --           1,782

Stephen M. Hackett                          2001   180,000     --        34,798         4,029       --          25,164
President, Chartering Division of           2000   180,000     --        83,154         4,140       --          31,921
Maritrans General Partner Inc.              1999   167,308     --        36,726        20,995       --          19,490

Walter T. Bromfield (B)                     2001   160,000     --        34,834         4,032       --          11,174
Chief Financial Officer                     2000   160,000     --        46,230         2,302       --          49,135
Former Treasurer and Controller             1999   150,611     --        45,198        25,840       --           4,308

----------------
   (A) Effective January 2002, Ms. Van Dyck, formerly Ms. Smallacombe (see "Certain Transactions"), no longer serves as Senior Vice President of the Company. Ms. Van Dyck currently serves as Secretary of the Company on a part time basis.

   (B) Mr. Bromfield was named Chief Financial Officer of the Company effective December 2001.

(1) The shares granted carry restrictions, which restrictions lapse based on the passage of time, up to five years. At December 31, 2001, the named officers' aggregate restricted shares and values were as follows:

                      AGGREGATE RESTRICTED STOCK HOLDINGS


                                                                             # of shares that will vest
                                                  # of shares     $ value        within three years
                                                  -----------     -------    --------------------------
Stephen A. Van Dyck...........................       98,795      1,180,600             98,795
Janice M. Van Dyck............................       52,216        623,981             52,216
John J. Burns.................................       51,817        619,213             51,817
Stephen M. Hackett............................       33,886        404,938             33,886
Walter T. Bromfield...........................       20,416        243,971             20,416


(2) Amounts shown in this column represent, as applicable, moving expenses and relocation benefits, Company contributions under the Maritrans Inc. Profit Sharing and Savings Plan, accruals under the Excess Benefit Plan, insurance premiums paid pursuant to such officers' employment agreement, country club dues and automobile allowances. See "Certain Transactions."

Option Grants in 2001

   The following table sets forth certain information concerning options granted during 2001 to the named executives:


                                                                                                                     Potential
                                                                                                                    Realizable
                                                                                                                 Value at Assumed
                                                                                                                  Annual Rates of
                                                           Number of   % of Total                                   Stock Price
                                                          Securities     Options                                  Appreciation for
                                                          Underlying    Granted to    Exercise                     Option Term (1)
                                                            Options     Employees      Price      Expiration    -------------------
Name                                                        Granted      in 2001     ($/Share)       Date          5%         10%
----                                                        -------      -------     ---------       ----          --         ---
Stephen A. Van Dyck ...................................     32,642        49.86%      $ 8.850       2/13/11     $181,676   $460,403
Janice M. Van Dyck ....................................     13,130        20.06%      $ 8.850       2/13/11       73,078    185,194
John J. Burns .........................................      7,599        11.61%      $ 8.850       2/13/11       42,294    107,181
Stephen M. Hackett ....................................      4,029         6.15%      $ 8.850       2/13/11       22,424     56,828
Walter T. Bromfield ...................................      4,032         6.16%      $ 8.850       2/13/11       22,441     56,870


(1) The dollar amounts under these columns are the result of calculations at 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation of the price of the Common Stock. The Company did not use an alternative formula for a grant valuation, an approach that would state gains at present, and therefore lower, value.

Aggregated Option Exercises in 2001 and 2001 Year-end Options Values

   The following table summarizes options exercised during 2001 and presents the value of unexercised options held by the named executives at year-end:


                                                                               Number of
                                                                               Securities
                                                                               Underlying
                                                                               Unexercised              Value of Unexercised
                                                                                 Options                In-the-Money Options
                                                      Shares                    at 12/31/01                  at 12/31/01
                                                     Acquired      Value      Exercisable (E)              Exercisable (E)
Name                                               on Exercise    Realized   Unexercisable (U)            Unexercisable (U)
----                                               -----------    --------   -----------------            -----------------
Stephen A. Van Dyck ............................        0            0            375,519         (E)         $2,577,169        (E)
                                                                                  207,847         (U)          1,110,458        (U)
Janice M. Van Dyck .............................        0            0             61,356         (E)            351,982        (E)
                                                                                   82,383         (U)            445,831        (U)
John J. Burns ..................................      44,112      119,519              --         (E)                 --        (E)
                                                                                   68,218         (U)            381,849        (U)
Stephen M. Hackett .............................        0            0             20,179         (E)             97,273        (E)
                                                                                   22,844         (U)            122,318        (U)
Walter T. Bromfield ............................        0            0             27,535         (E)            163,389        (E)
                                                                                   23,988         (U)            129,902        (U)

Retirement Plan

   The following table sets forth the estimated annual benefits payable upon retirement under the Maritrans Inc. Retirement Plan and Excess Benefit Plan.

                               PENSION PLAN TABLE

                             Years of Credited Service
   Annual              15          20          25         30
------------           --          --          --         --
 $100,000           $ 24,000    $ 32,000    $ 40,000   $ 48,000
  125,000             30,000      40,000      50,000     60,000
  150,000             36,000      48,000      60,000     72,000
  175,000             42,000      56,000      70,000     84,000
  200,000             48,000      64,000      80,000     96,000
  225,000             54,000      72,000      90,000    108,000
  250,000             60,000      80,000     100,000    120,000
  275,000             66,000      88,000     110,000    132,000
  300,000             72,000      96,000     120,000    144,000
  325,000             78,000     104,000     130,000    156,000
  350,000             84,000     112,000     140,000    168,000
  375,000             90,000     120,000     150,000    180,000
  400,000             96,000     128,000     160,000    192,000
  425,000            102,000     136,000     170,000    204,000
  450,000            108,000     144,000     180,000    216,000
  475,000            114,000     152,000     190,000    228,000
  500,000            120,000     160,000     200,000    240,000

   The following table sets forth the years of credited service through December 31, 2001, for the Chief Executive Officer and the other four most highly compensated executive officers of Maritrans Inc. or its subsidiaries.

                           YEARS OF CREDITED SERVICE

                                                    Years of
                 Recipient                      Credited Service
                 ---------                      ----------------
                 Stephen A. Van Dyck                  27.5
                 Janice M. Van Dyck                   18.5
                 John J. Burns                        26.0
                 Stephen M. Hackett                   21.5
                 Walter T. Bromfield                  19.0

   Each eligible employee who has completed 1,000 hours of service in an eligibility computation period becomes a participant in the Maritrans Inc. Retirement Plan. The Retirement Plan is a noncontributory defined benefit pension plan under which the contributions are actuarially determined each year. Retirement benefits are calculated, for those employees who commenced participation on or after August 14, 1984, as 48% of the average basic monthly compensation reduced by 1/30th for each year of service at retirement which is under 30 years of service, or for those employees who commenced participation before August 14, 1984, the greater of (i) the foregoing benefit or (ii) 38.5% of average basic monthly compensation reduced by 1/15th for each year of service at retirement which is under 15 years of service. Average basic monthly compensation is determined by averaging compensation for the five consecutive plan years that will produce the highest amount.

   Benefits are paid in the form of a joint and survivor annuity for married participants and in the form of a ten-year certain single life annuity for unmarried participants, unless an actuarially equivalent payment option is selected. The preceding "Pension Plan Table" shows estimated annual retirement benefits, payable in the form of a ten-year certain single life annuity, at the normal retirement age of 65 for specified compensation and years of credited service classifications.

   The Internal Revenue Code limits annual benefits that may be paid under tax qualified plans. Benefits under the Retirement Plan which exceed such limitations are payable under the Excess Benefit Plan. The Excess Benefit Plan pays a monthly benefit to the participant equal to the amount by which monthly benefits under the Retirement Plan would exceed the Internal Revenue Code limitations.

   Annual compensation taken into account under the foregoing plans in 2001 for the officers listed in the Summary Compensation Table was $446,225 for Mr. Van Dyck, $245,000 for Ms. Van Dyck, $225,000 for Mr. Burns, $180,000 for Mr. Hackett and $160,000 for Mr. Bromfield. Pension amounts are not subject to reduction for Social Security benefits.

Employment Agreements

   On October 5, 1993, the Company entered into an Employment Agreement with Mr. Van Dyck. On April 1, 2001, the contract was amended; the resulting changes are included in the discussion below. The terms of the Employment Agreement continue until written notice of termination is given by one of the parties. The contract provides for a base salary that is set by the Company's Board of Directors and adjusted pursuant to its normal review policies. The Employment Agreement also provides for the payment of bonuses in accordance with the terms of the Executive Award Plan of the Company and for retirement and other benefits in accordance with the Company's current policies for senior executive officers. A lump sum severance payment equal to 12 months of base salary plus incentive compensation would be payable if Mr. Van Dyck is terminated without cause. In the event Mr. Van Dyck is terminated for cause, only such compensation as has already been accrued will be paid. In the event of his termination of employment upon a change of control, the agreement provides for a lump sum payment equal to 12 months of the employee's base salary and a lump sum payment equal to incentive compensation. In addition, the agreement provides for 24 months base salary in exchange for an agreement not to compete. Termination of employment upon a change of control is broadly defined to include involuntary termination as well as constructive termination. Mr. Van Dyck's Employment Agreement provides for payments prescribed under the death benefit plan and any insurance benefits otherwise provided by the Company for its senior executive officers as well as a pro rata portion of the incentive compensation. The Employment Agreement for Mr. Van Dyck also provides for 24 months of base salary plus bonuses and incentive compensation in the event of disability, which amounts are reduced by any amounts paid under the Company's Long-Term Disability Plan. In return, Mr. Van Dyck promises to hold in confidence confidential information about the Company and its business and not to compete with the Company for two years following termination through any connection with a customer or competitor of the Company in a defined geographical area in which the Company does business.

Severance and Non-Competition Agreements

   The Company entered into an Employment, Severance and Non-Competition Agreement with Ms. Van Dyck. The Company also entered into Severance and Non-Competition Agreements with Messrs. Bromfield, Burns, Doherty and Hackett. The terms of all of the agreements are for two years and are automatically renewed for successive one-year periods unless the Company gives written notice of termination. Ms. Van Dyck's agreement provides for payment equal to the preceding twelve months salary if she is terminated without cause and payment equal to the preceding twelve months salary in exchange for her agreement not to compete for a 12 month period. In the event of a termination immediately preceding or following a change of control of the Company, her agreement provides for a payment equal to 1.99 times the preceding twelve months salary plus an additional 12 months of the preceding twelve months salary in exchange for her agreement not to compete for 12 months. Mr. Bromfield's agreement provides for the payment of 6 months of base compensation if he is terminated without cause and an additional 12 months of base compensation in exchange for his agreement not to compete for 12 months. In the event of a termination immediately preceding or following a change of control of the Company, his agreement provides for a payment equal to 12 months base compensation and an additional 12 months of base compensation in exchange for his agreement not to compete for 12 months. Mr. Burns's agreement provides for the payment of one year of base compensation if he is terminated without cause and 12 months of base compensation in exchange for his agreement not to compete for a 12 month period. In the event of a termination immediately preceding or following a change of control of the Company, his agreement provides for a payment equal to 1.99 times the base compensation plus an additional 12 months of base compensation in exchange for his agreement not to compete for 12 months. Mr. Doherty's agreement provides for the payment of 12 months of base salary if he is terminated without cause and an additional 12 months of base salary in exchange for his agreement not to compete for 12 months. In the event of a termination immediately preceding or following a change of control of the Company, his agreement provides for a lump sum payment equal to 2 times the base salary and an additional 12 months of base salary in exchange for his agreement not to compete for 12 months. Mr. Hackett's agreement provides for the payment of 12 months of base salary if he is terminated without cause and an additional 12 months of base salary in exchange for his agreement not to compete for 12 months. In the event of a termination immediately preceding or following a change of control of the Company, his agreement provides for a lump sum payment equal to 1.99 times the base compensation and an additional 12 months of base compensation in exchange for his agreement not to compete for 12 months. If any individual covered under the above agreements is terminated for cause, only such compensation as has already been accrued will be paid. In return for the compensation outlined above, each individual promises to hold in confidence confidential information about the Company and its business and not to compete with the Company for a year following termination through any connection with a customer or competitor of the Company in a defined geographical area in which the Company does business.

REPORT OF THE AUDIT COMMITTEE

   The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements included in the Annual Report with management including a discussion of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of disclosure in the financial statements.

   The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgment as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards in accordance with Statement of Auditing Standards No. 61. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

   The Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Committee met with the independent auditors to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

   Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Committee and the Board have also approved the selection of the Company's independent auditors.

Respectfully Submitted,
Audit Committee of Maritrans Inc. Board of Directors

Mr. Brent A. Stienecker, Chairman
Dr. Robert E. Boni
Dr. Craig E. Dorman

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Compensation Committee Interlocks and Insider Participation

   During 2001, the members of the Compensation Committee of Maritrans Inc.'s Board of Directors (the "Committee") were responsible for approving all forms of executive compensation. Dr. Boni, Dr. Dorman and Mr. Stienecker comprised the Committee. None of these individuals received compensation as an officer of the Company during 2001. No officer of the Company presently serves as a member of the Compensation Committee.

Report of the Compensation Committee on Executive Compensation

I. Compensation Philosophy and Strategy

   Maritrans strives to increase its earnings and to enhance shareholder value by assuring an appropriate return on its assets and equity. Three elements of the business strategy critical to achieving growth in earnings are minimizing the financial risks and costs associated with a traditional marine transportation business, operating safely and positioning the Company as a long-term Jones Act carrier.

   The business environment in the core business continues to be intensely competitive and subject to many rigid environmental laws and operating regulations. The Company believes that to be successful under these conditions requires great ingenuity, continuous learning and personal dedication in its key employees. Therefore, it is critical that the Company's total compensation program attracts and retains the highest caliber of people necessary to generate success for the Company and its shareholders.

   Maritrans' philosophy for its executive compensation programs has been to reward the most relevant factors that drive the return to shareholders. For 2001, the Company's Board of Directors identified the most important factor to be the achievement of long-term shareholder value.

   The Committee and management recognize the need to review continuously the Company's executive compensation program to ensure that it:

   o is effective in driving performance to achieve long-term strategic goals;

   o results in increased shareholder value;

   o is cost effective;

   o balances shareholder interests with employee rewards;

   o is well communicated and understood by program participants;

   o is competitive with other similar industry organizations; and

   o assures continued awareness of maintaining high levels of safety standards.

   External consultants performed a study of the Company's overall executive compensation program in 2001. The focus of this study was to ensure that Maritrans' executive compensation program emphasizes factors that are important to the Company and to determine if the program is competitive.

II. Program Description

   A. Total Compensation Approach

   The Company's compensation strategy is to place between one-quarter and one-half of executive total compensation at risk in the form of stock-based programs. Under these plans, the Company's executives can achieve total compensation levels significantly above the average peer comparison levels when long-term performance significantly exceeds established goals and shareholders are rewarded through stock price growth and dividends. Likewise, total executive compensation could fall substantially below average levels when increased shareholder return is not achieved. In recognition of the Company's reduced size and relocation of its corporate headquarters outside the Mid-Atlantic metropolitan area, the Committee changed its compensation philosophy in 2001. Beginning in 2001, the Committee utilized the seventy-fifth percentile of published survey data for comparing base salaries instead of the ninetieth percentile. The Committee maintained its goal of delivering maximum total compensation (base salary plus long term incentives) at a level that is not to exceed the seventy-fifth percentile of published survey data.
In 2002, total compensation will continue to not exceed the seventy-fifth percentile, however, base salaries will be set to reflect performance and experience. Total compensation at the seventy-fifth percentile is only achieved when personal goals and company financial performance goals are met.

   B. Base Salaries

   Executive base salaries are determined according to job responsibilities, strategic contribution level, market compensation data, performance and experience criteria. The top three named executives, including Mr. Van

Dyck, received salary decreases in 2001 to reflect the Company's smaller profile. The remaining two named executives had no change to their base salary.

   Mr. Van Dyck's compensation information is available in the "Summary Compensation Table" and is discussed in Section III, "Chief Executive Officer Compensation."

   C. Long Term Incentive

   Compensation from these incentive plans is based on increasing shareholder value through stock price and improving the long-term results of the Company.

   The Committee believes that stock ownership by executive officers is important as it aligns a portion of each executive's compensation with the economic interest of the shareholder of the Company. The Committee believes that stock option grants provide opportunities for capital accumulation, promote long-term retention and foster an executive officer's proprietary interest in the Company. Under the stock option plans, options are issued at a price equal to the fair market value of a share on the date of grant, vest in two years, and expire after ten years. The grant of stock options is discretionary. For the current option position of each executive, refer to the table, "Aggregated Option Exercises in 2001 and 2001 Year-End Options Values". Because the Company and the Committee believe that stock options are a valuable incentive, stock options have, from time to time, been extended to other individuals employed by the Company.

   The Committee also believes that actual and immediate stock ownership is another integral part of promoting the shareholder economic interest and tying executive compensation directly to the success of the Company. Accordingly, all named executives also received restricted stock grants in 2001. The shares were issued at a price equal to the fair market value of a share on the date the stock was granted. Restrictions on these shares lapse on the three-year anniversary of the grant. Because the Company and the Committee believe that restricted stock is a valuable incentive, restricted stock has, from time to time, also been awarded to other individuals employed by the Company.

   Effective in 2001, non-qualified stock options and restricted stock grants were awarded based on the achievement of pre-determined personal goals that were set in the previous year. These personal goals are developed based on the Company goals and strategy. The Committee believes that it is important to tie individual performance to long-term compensation. The Committee will determine the extent to which a goal has been achieved. Since the maximum stock-based incentive opportunity for executives was reduced in 2000, a long term cash plan was introduced. This is a three-year plan tied to cumulative earnings per share during 2000, 2001 and 2002. This long-term cash plan projects a total cash amount payable to the executive at the end of the three-year period based on targeted EPS results. The Committee will determine the extent to which payments will be made based on actual EPS over the period. Fifty percent of any cash award due will be paid during the fourth quarter of 2002 and the remaining fifty percent due will be paid during the first quarter of 2003.

III. Chief Executive Officer Compensation

   The salary, restricted stock and option grant of the Chief Executive Officer are determined by the Committee in conformance with the policies described above. Mr. Van Dyck was paid a base salary for the year ending December 31, 2001, of $440,000, a voluntary 5% decrease from his base salary for 2000. Mr. Van Dyck did not receive a base salary increase for 2000. In addition, in recognition of the Company's smaller size, Mr. Van Dyck volunteered for a 10% decrease in long-term incentives as compared to 2000. The Committee believes its philosophy of placing a substantial portion of an executive's compensation at risk, dependent upon the Company's performance, was achieved.

IV. Internal Revenue Code Considerations

   Payments made during 2001 to the Chief Executive Officer and the other named officers under the plans discussed above (other than the Equity Compensation
Plan) were made without regard to the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended. That section restricts the federal income tax deduction that may be claimed by a "public company" for compensation paid to the chief executive officer and any of the four most highly compensated other officers to $1.0 million except to the extent that any amount in excess of such limit is paid pursuant to a plan containing a performance standard or a stock option plan that meets certain requirements. Stock option and restricted stock grants to the CEO were made under the stock option plan which was approved by shareholders in April 1994, and amended and restated in May 1997, and the stock options (but not the restricted stock) meet the requirements of Section 162(m). Certain stock option and restricted stock grants to other named officers were made under a stock option plan that was approved by the Board of Directors but not the shareholders. While stock grants will not qualify for an exception under Section 162(m), the compensation of these officers, including expected option values, is unlikely to approach the deductible limit. Accordingly, the Committee does not believe that the provisions of Section 162(m) will have any adverse effect on the Company.

Respectfully Submitted,
Compensation Committee of Maritrans Inc. Board of Directors

Dr. Robert E. Boni, Chairman
Dr. Craig E. Dorman
Mr. Brent A. Stienecker

                         TOTAL STOCKHOLDER RETURN GRAPH

   The following chart shows a five-year comparison of cumulative total returns for the Company's Common Stock during the period from December 31, 1996 to December 31, 2001 with the Dow Jones Equity Market Index and the Dow Jones Marine Transportation Index over the same period. The comparison assumes an investment of $100 on December 31, 1996 in each index and the Company's Common Stock and that all dividends and distributions were reinvested.


                                  DJ Equity Market         DJ Marine Transport
             Maritrans, Inc.           Index                      Index
             ---------------      ----------------         -------------------
 1996          100.00                  100.00                  100.00
 1997          165.74                  131.82                  116.26
 1998          116.6                   164.63                   67.69
 1999          102.55                  202.05                   95.65
 2000          168.09                  183.32                  118.74
 2001          254.26                  161.47                  121.63

                              CERTAIN TRANSACTIONS


   For a description of employment agreements and severance and non-competition agreements with the executive officers of the Company see "Compensation of Directors and Executive Officers-Employment Agreements" and "Compensation of Directors and Executive Officers-Severance and Non-Competition Agreements." In June 1997, the Company entered into a consulting agreement with H. William Brown pursuant to which Mr. Brown was named Chief Financial Officer and provided strategic and financial consulting services to the Company. In 2001, Mr. Brown was named Assistant Treasurer. Mr. Bromfield currently serves as Chief Financial Officer.

   Effective January 1, 2002, Janice M. Van Dyck, formerly Janice M. Smallacombe, stepped down as Senior Vice President of the Company. Currently, Ms. Van Dyck performs various functions for the Company, on a part-time basis, including serving as Secretary of the Company. For these services, Ms. Van Dyck receives an annual salary of approximately $135,000.

Other

   Robert J. Lichtenstein, a director of the Company, is a partner in the law firm of Morgan, Lewis & Bockius LLP. The Company retained this firm for various matters during 2001 and expects to do so again during 2002.

                              INDEPENDENT AUDITORS

   Ernst & Young LLP, independent auditors, were the Company's auditors for the year ended December 31, 2001 and are expected to be retained for the year ending December 31, 2002. Fees for the 2001 audit were $152,000 and all other fees were $144,000, including audit related services of $33,000. There were no fees for financial information design and implementation. Audit related services include fees for employee benefit plans audits. Representatives of Ernst & Young LLP are expected to be present at the Meeting and shall have the opportunity to make a statement and to respond to appropriate questions.

                                 OTHER MATTERS

   Management is not aware of any matters to come before the Meeting which will require the vote of stockholders other than those matters indicated in the Notice of Meeting and this Proxy Statement. However, if any other matter requiring stockholder action should properly come before the Meeting or any adjournments or postponements thereof, those persons named as proxies on the enclosed Proxy Form will vote thereon according to their best judgment.

               STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

   Proposals of stockholders proposed to be presented at the 2003 Annual Meeting of Stockholders must be received by the Company at the offices shown on the first page of the Proxy Statement on or before November 29, 2002, in order to be considered for inclusion in the proxy material to be issued in connection with such meeting. Proposals should be directed to the attention of the Secretary of the Company.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required to furnish the Company with copies of all such reports they file.

   Based solely on written representations of purchases and sales of the Company's Common Stock from reporting persons, the Company believes that all filing requirements applicable to its directors, executive officers and persons who own more than 10% of the Company's Common Stock have been observed in respect to the year ended December 31, 2001.

                                 MARITRANS INC.
                                                                           PROXY

   This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on May 14, 2002.

   This proxy will be voted as specified by the stockholder. If no specification is made, all shares will be voted as set forth in the proxy statement FOR the election of the Directors.

   The stockholder(s) represented herein appoint(s) Janice M. Van Dyck and Walter T. Bromfield, or any of them, proxies with the power of substitution to vote all shares of Common Stock entitled to be voted by said stockholder(s) at the Annual Meeting of Stockholders of Maritrans Inc. to be held at the Wyndham Harbour Island Hotel, 725 S. Harbour Island Boulevard, Tampa, Florida 33602, on May 14, 2002 at 10:30 a.m., and in any adjournment or postponement thereof, as specified in this proxy:

    (To Be Signed on Reverse Side.)

    Please Detach and Mail in Envelope Provided


--------------------------------------------------------------------------------

    A /X/ Please mark your votes as in this example.

              The Board of Directors recommends a vote FOR Item 1.

Item 1:
Election of the Director                                 Nominee

3 Year Term                 FOR /  /    WITHHELD /  /    Dr. Craig E. Dorman
                                                         Mr. Brent A. Stienecker

In their discretion, proxies are entitled to vote upon such other matters as may properly come before the meeting, or any adjournment thereof.


           PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD
                            IN THE ENCLOSED ENVELOPE
--------------------------------------------------------------------------------

                          I wish to attend the Annual Meeting of Maritrans, Inc. Scheduled for Tuesday, May 14, 2002 at 10:30 a.m.
                          in Tampa, Florida. Please provide me with an
                          admittance card.      /  /

                          Change of Address Please Note Below    /  /


                          Change of Address


Signature_______________________________________________Date:___________________

Signature_______________________________________________Date:___________________
    (Signature, if shares held jointly)

NOTE: Please sign above exactly as your name appears on this card. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Executors, Administrators, Trustee, etc. should so indicate when signing.